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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Diedrich Coffee, Inc.:

We consent to the use of our report dated September 7, 2001, with respect to the consolidated balance sheets of Diedrich Coffee, Inc. and subsidiaries as of June 27, 2001 and June 28, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 27, 2001 and June 28,2000, the twenty-two weeks ended June 30, 1999 and the year ended January 27, 1999, and our report dated September 25, 2001, on the related financial statement schedule, incorporated herein by reference and to the incorporation herein by reference of the reference to our firm under the heading "Incorporation of Documents by Reference" incorporated herein by reference under the heading "Information Required in the Registration Statement" in the Registration Statement.

/s/ KPMG LLP

Orange County, California
December 5, 2001